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                                                                      Exhibit 99
October 12, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Re:     Unicom Corporation, Commission File No. 1-11375;
        Commonwealth Edison Company, Commission File No. 1-1839

        Amendment to Current Report on Form 8-K, Dated September 22, 1999, Filed October 12, 1999, Accession No. 0000950131-99-005626

Dear Sir or Madam:

This Amendment to the Current Report on File 8-K, Dated September 22, 1999, Filed October 12, 1999 at 8:02 a.m., EDT, accession number 0000950131-99-005626, is being filed because the original filing contained a typographical error in the second paragraph under Item 7, where the fourth sentence read: "To the extent the fair value of Unicom's nuclear generating stations is ultimately determined to be GREATER than the June 30, 1999 book value of $6.9 billion, additional goodwill and/or an identifiable intangible asset will be recorded." This sentence is being corrected to read as follows: "To the extent the fair value of Unicom's nuclear generating stations is ultimately determined to be LESS than the June 30, 1999 book value of $6.9 billion, additional goodwill and/or an identifiable intangible asset will be recorded."

Very truly yours,

/s/ Ruth Ann M. Gillis
Senior Vice President